Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-269326) and Form S-8 (No. 333-265572) of Marpai, Inc. and subsidiaries (the “Company”) of our report dated March 29, 2023 relating to the consolidated financial statements, which appears in this Form 10-K/A.

Melville, NY

July 27, 2023

An Independent Member of Urbach Hacker Young International